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                                                                      APPENDIX I


                    SELECT ADVISORS VARIABLE INSURANCE TRUST

               Amendment No. 4 to Amended Declaration of Trust and
                  Third Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.00001 per share
                         Dated as of September 18, 1997

     The undersigned, being the Trustees of The Select Advisors Variable Insurance Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article IX, Section 9.3(a) and 9.3(f) and Article VI, Section 6.9 of the Trust's Declaration of Trust, dated as of February 7, 1994, as amended (the "Declaration"), hereby amend and restate the Establishment and Designation of Series appended to the Declaration to add an additional series of Shares (as defined in the Declaration) of the Trust, to be designated the Touchstone Value Plus Portfolio (the "Portfolio"). The Portfolio shall have the following special and relative rights:

     1. The Portfolio shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such Fund. Each Share of the Portfolio shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Portfolio shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to the Portfolio, and shall be entitled to receive its PRO RATA share of the net assets of the Portfolio upon liquidation of the Portfolio, all as provided in Section 6.9 of the Declaration. The proceeds of sales of Shares of the Portfolio, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Portfolio, unless otherwise required by law.

     2. Shareholders of the Portfolio shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Portfolio as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

     3. The assets and liabilities of the Trust shall be allocated among the Portfolio and the other portfolios/funds of the Trust as set forth in Section
6.9 of the Declaration.

     4. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of the Portfolio or any other series hereafter created, or otherwise to change the special and relative rights of the Portfolio or any such other series.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 18th day


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of September, 1997. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

                                        /s/ Phillip R. Cox
                                        ----------------------------------------
                                        Phillip R. Cox


                                        /s/ Edward G. Harness, Jr.
                                        ----------------------------------------
                                        Edward G. Harness, Jr.


                                        /s/ David Pollak
                                        ----------------------------------------
                                        David Pollak


                                        /s/ Robert E. Stautberg
                                        ----------------------------------------
                                        Robert E. Stautberg


                                        /s/ Joseph S. Stern, Jr.
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                                        Joseph S. Stern, Jr.



                                        ----------------------------------------
                                        William J. Williams